CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our reports dated August 25, 1995 on the Domini Social Equity Fund and Domini Social Index Portfolio included herein and to the reference to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "INDEPENDENT AUDITORS" and "FINANCIAL
STATEMENTS" in the statement of additional information.


KPMG Peat Marwick LLP


Boston, Massachusetts
November 20, 1995